UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

ChoiceOne Financial Services Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)
109 East Division Sparta, Michigan (Address of Principal Executive Offices)		49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	COFS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of ChoiceOne Financial Services, Inc. ("ChoiceOne") has approved ChoiceOne's 2022 Incentive Plan, in which named executive officers participate. The 2022 Incentive Plan provides for the grant of short-term annual cash awards and the grant of long-term equity awards in the form of restricted stock units, in each case in amounts based on achievement of certain historical ChoiceOne performance metrics such as asset growth, return on assets and asset quality. Time-based restricted stock units granted under the 2022 Incentive Plan vest in full upon completion of a three-year service period. Performance-based restricted stock units granted under the 2022 Incentive Plan vest in full upon satisfaction of the relevant performance metric (three-year cumulative earnings per share) at maximum (125%), target (100%) and threshold (75%) levels and completion of a three-year service period. No performance-based restricted stock units will vest below the threshold level.

Incentive targets for 2022 were established to deliver competitive pay relative to market and peer group data. The incentive targets as a percentage of salary for each of ChoiceOne's named executive officers are as follows:

	Cash	Restricted Stock Units
Kelly J. Potes	40%	30%
Michael J. Burke Jr.	35%	20%
Adom J. Greenland	30%	15%

***

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 25, 2022	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Adom J. Greenland
Adom J. Greenland Its Secretary, Chief Financial Officer and Treasurer